Exhibit 10(b)(b)

FIRST AMENDMENT

TO THE

HEWLETT-PACKARD COMPANY

EXCESS BENEFIT RETIREMENT PLAN

The Hewlett-Packard Company Excess Benefit Retirement Plan (the “Plan”) is hereby amended as follows:

1.                                      Effective November 1, 2000, Section 2(g) is amended to read:

(g)           “PFR Plan” means the Hewlett-Packard Company Executive Pay-for-Results Plan or the Hewlett-Packard Company Pay-for-Results Short-Term Bonus Plan, as applicable, as such plans may be amended from time to time.

2.                                      Effective November 1, 2000, the last clause of Section 2(m) is amended to replace the term “Short-Term Bonus” with the term “bonus.”

3.                                      Effective June 1, 2000, the first paragraph of Section 5(b) is amended to read:

(b)           Form and Time of Payment.  The Participant’s Virtual Retirement Benefit shall be converted to a lump sum benefit as of the date the Participant’s DPSP or RP benefit is to be paid, unless a later date is required to determine the Pay Rate of a Participant who is also a participant in the PFR Plan. The conversion shall be based on the same actuarial factors that would be used to convert an RP benefit from an annuity to a lump sum at the time of the conversion. Thereafter, net earnings shall be credited on the unpaid portion of such lump sum Virtual Retirement Benefit in accordance with (i) and (ii) below until it is paid out to the Participant under this Plan as set forth in this Section 5(b) :

(i) for periods through May 31, 2000, net earnings shall be credited as if the unpaid portion of the lump sum Virtual Retirement Benefit were a benefit invested in Fund B, and

(ii) for periods after May 31, 2000, the rate(s) of return and/or performance measure(s) to be used for purposes of crediting net earnings on the unpaid portion of the lump sum Virtual Retirement Benefit shall be determined by the Compensation Committee of the Board of Directors of the Company and communicated to Participants from time to time.

This First Amendment to the Plan is hereby adopted this 17th day of May, 2002.

HEWLETT-PACKARD COMPANY

By:	/s/ PHILIP CONDIT
Philip Condit, Chair
Compensation Committee of the
Board of Directors